SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2006
Medtronic, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

1-7707	41-0793183
(Commission File Number)	(IRS Employer Identification No.)

710 Medtronic Parkway
Minneapolis, Minnesota 55432
(Address of Principal Executive Offices and Zip Code)

(763) 514-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On April 12, 2006, Medtronic, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) under which it agreed to sell $2.0 billion aggregate principal amount of 1.50% Convertible Senior Notes due 2011 (the “2011 Notes”) and $2.0 billion aggregate principal amount of 1.625% Convertible Senior Notes due 2013 (the “2013 Notes” and, together with the 2011 Notes, the “Notes”) the Initial Purchasers named therein (collectively, the “Initial Purchasers”). The Purchase Agreement also granted the Initial Purchasers an option to purchase up to an additional $200 million aggregate principal amount of each of the 2011 Notes and the 2013 Notes to cover overallotments. On April 13, 2006, the Initial Purchasers exercised the aforementioned option in whole. The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, are expected to be approximately $4.329 billion. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1, is incorporated herein by reference, and is hereby filed; the description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.
The closing of the sale of the Notes occurred on April 18, 2006. The Notes and the shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.
The 2011 Notes are governed by an indenture dated as of April 18, 2006 (the “2011 Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). A copy of the 2011 Indenture is attached hereto as Exhibit 4.1, is incorporated herein by reference, and is hereby filed; the descriptions of the 2011 Indenture and the 2011 Notes in this report are summaries and are qualified in their entirety by the terms of the 2011 Indenture and 2011 Notes, respectively. The 2013 Notes are governed by an indenture dated as of April 18, 2006 (the “2013 Indenture” and, together with the 2011 Indenture, the “Indentures”), between the Company and the Trustee. The terms of the 2013 Indenture are described in the Schedule to Exhibit 4.1 and are incorporated herein by reference; the descriptions of the 2013 Indenture and the 2013 Notes in this report are summaries and are qualified in their entirety by such description.

The Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking, corporate trust, financial advisory services and other commercial dealings in the ordinary course of business with the Company. They have received customary fees and commissions for these transactions.
The 2011 Notes will be convertible into cash and, at the option of the Company, shares of Common Stock, based on a conversion rate of 17.8113 shares of Common Stock per $1,000 principal amount of notes (which is equal to a conversion price of approximately $56.14 per share), and the 2013 Notes will be convertible into cash and, at the option of the Company, shares of Common Stock, based on a conversion rate of 17.8113 shares of Common Stock per $1,000 principal amount of notes (which is equal to a conversion price of approximately $56.14 per share) (each subject to adjustment) and only under the following circumstances: (1) during any calendar quarter beginning after June 30, 2006 (and only during such calendar quarter), if the closing price of the Common Stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is more than 140% of the applicable conversion price per share; (2) if specified distributions to holders of the Common Stock are made or certain corporate transactions occur, as set forth in the Indentures, respectively; and (3) during the last month prior to maturity of the applicable Notes. Upon conversion, a holder will receive an amount in cash equal to the lesser of (i) the principal amount of the Note or (ii) the conversion value, determined in the manner set forth in the Indentures. If the conversion value exceeds the principal amount of the Note on the conversion date, the Company will also deliver, at its election, cash or Common Stock or a combination of cash and Common Stock having a value calculated as set forth in the Indentures.
The 2011 Notes will bear interest at a rate of 1.50% per year and the 2013 Notes will bear interest at a rate of 1.625% per year, in each case payable semiannually in arrears in cash on April 15 and October 15 of each year, beginning on April 15, 2006. The 2011 Notes and the 2013 Notes will mature on April 15, 2011 and 2013, respectively.
The holders of the Notes who convert their Notes in connection with a change in control, as defined in the applicable Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate. Additionally, in the event of a change in control, the holders of the Notes may require the Company to purchase all or a portion of their Notes at a purchase price equal to 100% of the principal amount of Notes, plus accrued and unpaid interest, if any.

The Notes will rank equal in right of payment to all of the Company’s other existing and future senior unsecured indebtedness, including indebtedness under the Company’s senior credit facilities, Series B Contingent Convertible Debentures due 2021, Senior Notes, Series B due 2010 and Senior Notes, Series B due 2015. The Notes will rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness and effectively are subordinated in right of payment to all of its subsidiaries’ obligations (including secured and unsecured obligations) and are subordinated in right of payment to its secured obligations to the extent of the assets securing such obligation.
In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated as of April 18, 2006, with the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to use its reasonable efforts to cause to become effective within 270 days after the closing of the offering of the Notes, a shelf registration statement with respect to the resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes. The Company will use its reasonable efforts to keep the shelf registration statement effective for a period of two years after the closing of the offering of the Notes or until the earliest of (i) the sale or transfer pursuant to a shelf registration statement of all of the Notes and Common Stock issuable upon conversion of the Notes, (ii) the date the Notes and Common Stock issuable upon conversion of the Notes have been or may be sold or transferred to the public pursuant to Rule 144 under the Securities Act and (iii) such Notes and Common Stock shall have ceased to be outstanding. The Company will be required to pay additional interest, subject to some limitations, to the holders of the Notes if it fails to comply with its obligation to register the Notes and the Common Stock issuable upon conversion of the Notes. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2, is incorporated herein by reference, and is hereby filed; the description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.
In connection with the sale of the Notes, the Company entered into convertible note hedge transactions with respect to its Common Stock (the “Options”) with Deutsche Bank AG, London Branch, Goldman, Sachs & Co., UBS AG, London Branch (represented by UBS Securities LLC as its agent) and Merrill Lynch International (represented by Merrill Lynch, Pierce, Fenner & Smith Incorporated as its agent) (the “Dealers”). The Options cover, subject to customary anti-dilution adjustments, approximately 164.6 million shares of Common Stock at a strike price of approximately $56.14. The Company paid an aggregate amount of approximately $1.07 billion of the proceeds from the sale of the Notes for the Options.
The Company also entered into separate warrant transactions whereby the Company sold to the Dealers warrants to acquire, subject to customary anti-dilution adjustments, approximately 82.3 million shares of Common Stock (the “Warrants”) at a strike price of approximately $76.56 per share of Common Stock. Half of the Warrants will be exercisable and will expire on July 25, 2011 and half will be exercisable and will expire on July 24, 2013. The Company received aggregate proceeds of approximately $560 million from the sale of the Warrants.

The Options and Warrants are separate contracts entered into by the Company with the Dealers, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. The Options are expected to offset potential dilution upon conversion of the Notes in the event that the market value per share of the Common Stock at the time of exercise is greater than the strike price of the Options, which is equal to the initial conversion price of the Notes and is subject to certain adjustments that correspond to adjustments to the conversion price of the Notes.
If the market value per share of the Common Stock at the time of conversion of the Notes is above the strike price of the Options, the Options entitle the Company to receive from the Dealers net shares of Common Stock, cash or a combination of shares of Common Stock and cash, depending on the consideration paid on the underlying Notes, based on the excess of the then current market price of the Common Stock over the strike price of the Options. Additionally, if the market price of the Common Stock at the time of exercise of the Warrants exceeds the strike price of the Warrants, the Company will owe the Dealers net shares of Common Stock or cash in an amount based on the excess of the then current market price of the Common Stock over the strike price of the Warrants.
The Warrants and the underlying Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
On April 13, 2006, the Company entered into an accelerated share repurchase arrangement to repurchase shares of Common Stock through a purchase agreement between the Company and Citibank, N.A. (“Citibank”). The agreement allows the Company to repurchase the shares immediately, while Citibank will purchase an equivalent number of shares in the open market over time. The initial price per share was $51.04. The Company will receive or be required to remit a price adjustment based upon the price of the Common Stock during that period. The purchase price adjustment is expected to be settled in June 2006.
Section 2 — Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On April 18, 2006, the Company issued $2.2 billion aggregate principal amount of the 2011 Notes and $2.2 billion aggregate principal amount of the 2013 Notes. The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The 2011 Notes will bear interest at a rate of 1.50% per year and the 2013 Notes will bear interest at a rate of 1.625% per year, in each case payable semiannually in arrears in cash on April 15 and October 15 of each year, beginning on April 15, 2006. The 2011 Notes and the 2013 Notes will mature on April 15, 2011 and 2013, respectively.
The holders of the Notes who convert their Notes in connection with a change in control as defined in the applicable Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate. Additionally, in the event of a change in control, the holders of the Notes may require the Company to purchase all or a portion of their Notes at a purchase price equal to 100% of the principal amount of their Notes, plus accrued and unpaid interest, if any.
The Notes and the underlying Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
Additional terms and conditions are contained in Item 1.01 and are incorporated herein by reference.
Section 3 — Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities.
On April 12, 2006, the Company agreed to sell up to $2.2 billion aggregate principal amount of the 2011 Notes and $2.2 billion aggregate principal amount of the 2013 Notes to the Initial Purchasers in a private placement pursuant to an exemption from the registration requirements of the Securities Act. The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $4.329 billion. The Initial Purchasers received an aggregate commission of $66.0 million in connection with the offering of the Notes.
The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.
The Notes and the underlying Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Also on April 13, 2006, the Company sold to the Dealers warrants to acquire, subject to customary anti-dilution adjustments, approximately 164.6 million shares of Common Stock at a strike price of approximately $76.56 per share of Common Stock, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Company received aggregate proceeds of approximately $560 million from the sale of the Warrants.
Additional information pertaining to the Notes and the Warrants is contained in Item 1.01 and is incorporated herein by reference.
Neither the Warrants nor the underlying Common Stock issuable upon conversion of the Warrants have been registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
Item 8.01. Other Events.
On April 18, 2006, Medtronic, Inc. issued the press release filed herewith as Exhibit 99.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Exhibits:
Exhibit 4.1 Indentures by and between Medtronic, Inc. and Wells Fargo Bank, N.A., as trustee dated as of April 18, 2006 (including form of Convertible Senior Note).
Exhibit 4.2 Registration Rights Agreement by and among Medtronic, Inc. and the other parties named therein dated as of April 18, 2006.
Exhibit 10.1 Purchase Agreement by and among Medtronic, Inc. and the Initial Purchasers named therein dated as of April 12, 2006.
Exhibit 99.1 Press release dated April 18, 2006.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.
	By	/s/ Gary L. Ellis
Date: April 18, 2006	Gary L. Ellis
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Medtronic, Inc.
Form 8-K Current Report

Exhibit Number	Description
4.1	Indentures by and between Medtronic, Inc. and Wells Fargo Bank, N.A., as trustee dated as of April 18, 2006 (including form of Convertible Senior Note).
4.2	Registration Rights Agreement by and among Medtronic, Inc. and the other parties named therein dated as of April 18, 2006.
10.1	Purchase Agreement by and among Medtronic, Inc. and the Initial Purchasers named therein dated as of April 12, 2006.
99.1	Press release dated April 18, 2006